EXHIBIT 3.2
                                   BY-LAWS
                                      OF
                   BURLINGTON NORTHERN SANTA FE CORPORATION

                              TABLE OF CONTENTS



     ARTICLE I.

OFFICES                                                                      1
          SECTION 1. Registered Office and Agent                             1
          SECTION 2. Other Offices                                           1

     ARTICLE II.

MEETINGS OF STOCKHOLDERS                                                     1
          SECTION 1. Annual Meetings                                         1
          SECTION 2. Special Meetings                                        1
          SECTION 3. Place of Meetings                                       1
          SECTION 4. Notice of Meetings                                      1
          SECTION 5. Quorum                                                  2
          SECTION 6. Organization                                            2
          SECTION 7. Voting                                                  2
          SECTION 8. Inspectors                                              3
          SECTION 9. List of Stockholders                                    3
          SECTION 10. Business at Meetings of Stockholders                   3
          SECTION 11. No Stockholder Action by Consent                       4

     ARTICLE III.

BOARD OF DIRECTORS                                                           4
          SECTION 1. Number, Qualification and Term of Office                4
          SECTION 2. Vacancies                                               4
          SECTION 3. Resignations                                            4
          SECTION 4. Removals                                                4
          SECTION 5. Place of Meetings; Books and Records                    4
          SECTION 6. Annual Meeting of the Board                             5
          SECTION 7. Regular Meetings                                        5
          SECTION 8. Special Meetings                                        5
          SECTION 9. Quorum and Manner of Acting                             5
          SECTION 10. Organization                                           5
          SECTION 11. Consent of Directors in Lieu of Meeting                5
          SECTION 12. Telephonic Meetings                                    6
          SECTION 13. Compensation                                           6

     ARTICLE IV.

COMMITTEES OF THE BOARD OF DIRECTORS                                         6
          SECTION 1. Executive Committee                                     6
          SECTION 2. Audit Committee                                         6
          SECTION 3. Compensation Committee                                  7
          SECTION 4. Committee on Directors and Corporate Governance         8
          SECTION 5. Committee Chairman, Books and Records                   8
          SECTION 6. Alternates                                              8
          SECTION 7. Other Committees                                        8
          SECTION 8. Quorum and Manner of Acting                             8

     ARTICLE V.

OFFICERS                                                                     8
          SECTION 1. Number                                                  8
          SECTION 2. Election, Term of Office and Qualifications             9
          SECTION 3. Resignations                                            9
          SECTION 4. Removals                                                9
          SECTION 5. Vacancies                                               9
          SECTION 6. Compensation of Officers                                9
          SECTION 7. Chairman of the Board                                   9
          SECTION 8. Non-Executive Vice Chairman                             9
          SECTION 9. President and Chief Executive Officer                   9
          SECTION 10. Vice President and Chief Financial Officer            10
          SECTION 11. Vice President, Law                                   10
          SECTION 12. Secretary                                             10
          SECTION 13. Treasurer                                             10
          SECTION 14. Absence or Disability of Officers                     10

     ARTICLE VI.

STOCK CERTIFICATES AND TRANSFER THEREOF                                     11
          SECTION 1. Stock Certificates                                     11
          SECTION 2. Transfer of Stock                                      11
          SECTION 3. Transfer Agent and Registrar                           11
          SECTION 4. Additional Regulations                                 11
          SECTION 5. Lost, Destroyed or Mutilated Certificates              11
          SECTION 6. Record Date                                            12

     ARTICLE VII.

DIVIDENDS, SURPLUS, ETC.                                                    12

     ARTICLE VIII.

SEAL                                                                        12

     ARTICLE IX.

FISCAL YEAR                                                                 12

     ARTICLE X.

INDEMNIFICATION                                                             12

     SECTION 1. Right to Indemnification                                    12
          SECTION 2. Right of Indemnitee to Bring Suit                      13
          SECTION 3. Nonexclusivity of Rights                               13
          SECTION 4. Insurance, Contracts and Funding                       13
          SECTION 5. Definition of Director and Officer                     13
          SECTION 6. Indemnification of Employees and Agents of the
                      Corporation                                           14

     ARTICLE XI.

CHECKS, DRAFTS, BANK ACCOUNTS, ETC.                                         14
          SECTION 1. Checks, Drafts, Etc.; Loans                            14
          SECTION 2. Deposits                                               14



     ARTICLE XII.

NOMINATIONS OF DIRECTOR CANDIDATES                                          14
          SECTION 1. General                                                14
          SECTION 2. Nominations by Board of Directors                      14
          SECTION 3. Nominations by Stockholders                            14
          SECTION 4. Substitute Nominees                                    15
          SECTION 5. Void Nominations                                       15

     ARTICLE XIII.

AMENDMENTS                                                                  15

                                   BY-LAWS
                                      OF
                   BURLINGTON NORTHERN SANTA FE CORPORATION


                                  ARTICLE I.

                                   OFFICES

     SECTION 1. Registered Office and Agent.

     The registered office of the corporation is located at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

     SECTION 2. Other Offices.

     The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS

     SECTION 1. Annual Meetings.

     A meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at 10 A.M. on the third Thursday of April, or at such other time on such other day as shall be fixed by resolution of the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     SECTION 2. Special Meetings.

     Special meetings of the stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors, by the Chairman of the Board, or by the President and shall be called by the Secretary at the request of the holders of not less than fifty-one percent of all issued and outstanding shares of the corporation entitled to vote at the meeting.

     SECTION 3. Place of Meetings.

     The annual meeting of the stockholders of the corporation shall be held at the general offices of the corporation in the City of Ft. Worth, State of Texas, or at such other place in the United States as may be stated in the notice of the meeting. All other meetings of the stockholders shall be held at such places within or without the State of Delaware as shall be stated in the notice of the meeting.

     SECTION 4. Notice of Meetings.

     Except as otherwise provided by statute, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be given when deposited in the United States mails, postage prepaid, directed to such stockholder at his address as it appears in the stock ledger of the corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 5. Quorum.

     At any meeting of the stockholders the holders of record of a majority of the total number of outstanding shares of stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for all purposes, provided that at any meeting at which the holders of any series of class of stock shall be entitled, voting as a class, to elect Directors, the holders of record of a majority of the total number of outstanding shares of such series or class, present in person or represented by proxy, shall constitute a quorum for the purpose of such election.

     If a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting shall be sufficient for the transaction of any business, unless otherwise provided by statute or the Certificate of Incorporation.

     In the absence of a quorum at any meeting, the holders of a majority of the shares of stock entitled to vote thereat, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.

     SECTION 6. Organization.

     At each meeting of the stockholders, the Chairman of the Board, or if he so designates or is absent, the President, shall act as Chairman of the meeting. In the absence of both the Chairman of the Board and the President, such person as shall have been designated by the Board of Directors, or in the absence of such designation a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as Chairman of the meeting.

     The Secretary or, in his absence, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

     SECTION 7. Voting.

     Unless otherwise provided in the Certificate of Incorporation or a resolution of the Board of Directors creating a series of stock, at each meeting of the stockholders, each holder of shares of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the corporation on the record date fixed as provided in these By-Laws for determining the stockholders entitled to vote at such meeting or, if no record date be fixed, at the close of business on the day next preceding the day on which notice of the meeting is given. Shares of its own capital stock belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes.

     At each election of Directors the voting shall be by ballot, and the persons having the greatest number of votes shall be deemed and declared elected. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters shall be decided by a majority of the votes cast, a quorum being present.

     SECTION 8. Inspectors.

     Prior to each meeting of stockholders, the Board of Directors shall appoint two Inspectors who are not directors, candidates for directors or officers of the corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board of Directors to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies.

     Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.

     SECTION 9. List of Stockholders.

     The Secretary or other officer or agent having charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section, or the books of the corporation, or to vote in person or by proxy at any such meeting.

     SECTION 10. Business at Meetings of Stockholders.

     To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 10 of Article II, provided, however, that nothing in this Section 10 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

     The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10 of Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 11. No Stockholder Action by Consent. Any action by stockholders of the corporation shall be taken at a meeting of stockholders and no action may be taken by written consent of stockholders entitled to vote upon such action.

                                 ARTICLE III.

                              BOARD OF DIRECTORS

     SECTION 1. Number, Qualification and Term of Office.

     The business, property and affairs of the corporation shall be managed by a Board consisting of not less than three or more than twenty-one Directors. The Board of Directors shall from time to time by a vote of a majority of the Directors then in office fix within the maximum and minimum limits the number of Directors to constitute the Board. At each annual meeting of stockholders a Board of Directors shall be elected by the stockholders for a term of one year. Each Director shall serve until his successor is elected and shall qualify.

     SECTION 2. Vacancies.

     Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors.

     SECTION 3. Resignations.

     Any Director may resign at any time upon written notice to the Secretary of the corporation. Such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

     SECTION 4. Removals.

     Any Director may be removed, with cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the corporation entitled to vote for the election of Directors, and the vacancy in the Board caused by any such removal may be filled by the stockholders at such a meeting.

     SECTION 5. Place of Meetings; Books and Records.

     The Board of Directors may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board from time to time may determine.

     The Board of Directors, subject to the provisions of applicable statutes, may authorize the books and records of the corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board of Directors.

     SECTION 6. Annual Meeting of the Board.

     The first meeting of each newly elected Board of Directors, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the newly elected Directors.

     SECTION 7. Regular Meetings.

     The Board of Directors shall, by resolution, provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

     SECTION 8. Special Meetings.

     Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of three Directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each Director or delivered to him by telephone, telegraph or any other means of electronic communication, in each case addressed to his residence or usual place of business, or delivered to him in person or given to him orally. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

     SECTION 9. Quorum and Manner of Acting.

     Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

     SECTION 10. Organization.

     At every meeting of the Board of Directors, the Chairman of the Board or, in his absence the President or, if both of the said officers are absent, a Chairman chosen by a majority of the Directors present shall act as Chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary or, in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

     SECTION 11. Consent of Directors in Lieu of Meeting.

     Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

     SECTION 12. Telephonic Meetings.

     Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

     SECTION 13. Compensation.

     Each Director, who is not a full-time salaried officer of the corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board of Directors may receive as a Director a stated salary or an annual retainer and in addition may be allowed a fixed fee and his reasonable expenses for attendance at each regular or special meeting of the Board or any Committee thereof.

                                  ARTICLE IV.

                     COMMITTEES OF THE BOARD OF DIRECTORS

     SECTION 1. Executive Committee.

     The Board of Directors may, in its discretion, designate annually an Executive Committee consisting of not less than five Directors as it may from time to time determine. The Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, but the Committee shall have no power or authority to amend the Certificate of Incorporation (except that the Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, amend the ByLaws of the corporation, elect officers or fill vacancies on the Board of Directors or any Committee of the Board, declare a dividend, authorize the issuance of stock, or such other powers as the Board may from time to time eliminate. Without limiting the generality of the foregoing, the Committee shall monitor, review, appraise and recommend to the Board of Directors appropriate action with respect to the corporation's capital structure, its source of funds and its financial position; review and recommend appropriate delegations of authority to management on expenditures and other financial commitments; review terms and conditions of financing plans and develop and recommend dividend policies and recommend to the Board specific dividend payments.

     SECTION 2. Audit Committee.

     The Board of Directors shall designate annually an Audit Committee consisting of not less than three directors as it may from time to time determine, none of whom shall be an officer of the corporation, to assist the Board in fulfilling its responsibilities with respect to overseeing the accounting, auditing and financial reporting practices and the internal control policies and procedures of the corporation.

     Specifically, the Audit Committee is authorized and directed on behalf of the Board to:

          (a) Review with the independent accountants the corporation's financial statements, basic accounting and financial policies and practices, competency of control personnel, standard and special tests used in verifying the corporation's statements of account and in determining the soundness of the corporation's financial condition and report to the Board the results of such reviews.

          (b) Review the policies and practices pertaining to publication of quarterly and annual statements to assure consistency with audited results and the implementing of policies and practices recommended by the independent accountants.

          (c) Ensure that suitable independent audits are made of the operations and results of subsidiary corporations and affiliates.

          (d) Review and approve the audit program to be conducted by the corporation's internal auditors and the results of completed audits.

          (e) Review the nature of, and fees charged for, all audit and non-audit services performed by the corporation's independent auditing firm.

          (f) Retain at its discretion independent auditors and legal counsel, at the expense of the corporation, to assist the Committee in performing the responsibilities delegated to it in this resolution and conduct any additional reviews, discussions or investigations which in its discretion would be of assistance in fulfilling its responsibilities under this resolution.

          (g) Monitor compliance with the corporation's code of business conduct, and such other duties, functions and powers as the Board may from time to time prescribe.

     SECTION 3. Compensation Committee.

     The Board of Directors may, in its discretion, designate annually a Compensation Committee, consisting of not less than five Directors as it may from time to time determine. The Committee shall review, report and make recommendations to the Board of Directors on the following matters:

          (a) The compensation of the Chairman of the Board, the compensation of the President following the Chairman of the Board's recommendation as to compensation of the President, and the compensation of all senior officers of the corporation and its principal operating subsidiaries reporting directly to the President following an annual review of management's recommendations for such senior officers. If circumstances involving such senior officers require a salary adjustment between such reviews, a recommendation may be made directly to the Board of Directors by the President without the necessity of a meeting of the Compensation and Nominating Committee.

          (b) Management recommendations for individual stock options to be granted under existing stock option plans to key executives of the corporation and its subsidiary companies.

          (c) The performance of the trustee of the corporation's pension trust fund and any proposed change in the investment policy of the trustee with respect to such fund.

          (d) Any proposed stock option plans, stock purchase plans, retirement plans and any other plans, systems and practices of the corporation relating to the compensation of any employees of the corporation and any proposed plans of any subsidiary company involving the issuance or purchase of capital stock of the corporation.

          (e) The evaluation of the performance of the officers of the corporation and, together with management, the selection and recommendation to the Board of Directors of appropriate individuals for election, appointment and promotion as officers of the corporation to ensure the continuity of able, capable management.

          (f) Such other matters as the Board may from time to time prescribe.

     SECTION 4. Committee on Directors and Corporate Governance.

     The Board of Directors may, in its discretion, designate annually a Committee on Directors and Corporate Governance, consisting of not less than five Directors as it may from time to time determine. The Committee shall review, report and make recommendations to the Board of Directors on the following matters:

          (a) The size and composition of the Board of Directors and nominees for Directors; the evaluation of the performance of the Board of Directors of the corporation and the recommendation to the Board of Directors of compensation and benefits for Directors.

          (b) Such other matters as the Board may from time to time prescribe.

     SECTION 5. Committee Chairman, Books and Records.

     Each Committee shall elect a Chairman to serve for such term as it may determine, shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all action of the Committee shall be reported to the Board of Directors at the next meeting of the Board.

     SECTION 6. Alternates.

     Alternate members of the Committees prescribed by this Article IV may be designated by the Board of Directors from among the Directors to serve as occasion may require. Whenever a quorum cannot be secured for any meeting of any such Committees from among the regular members thereof and designated alternates, the member or members of such Committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

     Alternative members of such Committees shall receive a reimbursement for expenses and compensation at the same rate as regular members of such Committees.

     SECTION 7. Other Committees.

     The Board of Directors may elect such other Committees, each to consist of two or more Directors, as it may from time to time determine, and each such Committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe.

     SECTION 8. Quorum and Manner of Acting.

     At each meeting of any Committee the presence of a majority of the members of such Committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action; provided, however, that no action may be taken by the Executive Committee or the Finance Committee when two or more officers of the corporation are present as members at a meeting of either such Committee unless such action shall be concurred in by the vote of two or more members of such Committee who are not officers of the corporation.

                                  ARTICLE V.

                                   OFFICERS

     SECTION 1. Number.

     The officers of the corporation shall be a Chairman of the Board, a President, a Vice President and Chief Financial Officer, a Vice President, Law, a Secretary and a Treasurer, each of which officers shall be elected by the Board of Directors, and such other officers as the Board of Directors may determine, in its discretion, to elect. Any number of offices may be held by the same person. Any officer may hold such additional title descriptions or qualifiers such as "Chief Executive Officer", "Chief Operating Officer", "Senior Vice President", "Executive Vice President" or "Assistant Secretary" or such other title as the Board of Directors shall determine.

     SECTION 2. Election, Term of Office and Qualifications.

     The officers of the corporation shall be elected annually by the Board of Directors. Each officer elected by the Board of Directors shall hold office until his successor shall have been duly elected and qualified, or until he shall have died, resigned or been removed in the manner hereinafter provided.

     SECTION 3. Resignations.

     Any officer may resign at any time upon written notice to the Secretary of the corporation. Such resignation shall take effect at the date of its receipt, or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

     SECTION 4. Removals.

     Any officer elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors at a regular meeting or special meeting of the Board. Any officer or agent appointed by any officer or committee may be removed, either with or without cause, by such appointing officer or committee.

     SECTION 5. Vacancies.

     Any vacancy occurring in any office of the corporation shall be filled for the unexpired portion of the term in the same manner as prescribed in these By-Laws for regular election or appointment to such office.

     SECTION 6. Compensation of Officers.

     The compensation of all officers elected by the Board of Directors shall be approved or authorized by the Board of Directors or by the President when so authorized by the Board of Directors or these By-Laws.

     SECTION 7. Chairman of the Board.

     The Chairman of the Board shall perform such duties as shall be prescribed by the Board of Directors and, when present, shall preside at all meetings of the stockholders and the Board of Directors. In the absence or disability of the Chairman of the Board, the Board of Directors shall designate a member of the Board to serve as Chairman of the Board and such designated Board Member shall have the powers and perform the duties of the office; provided, however, that if the Chairman of the Board shall so designate or shall be absent from a meeting of stockholders, the President shall preside at such meeting of stockholders.

     SECTION 8. Non-Executive Vice Chairman.

     The Non-Executive Vice Chairman shall perform such duties as shall be prescribed by the Board of Directors.

     SECTION 9. President and Chief Executive Officer.

     The President shall be the chief executive officer of the corporation and shall have, subject to the control of the Board of Directors, the general executive responsibility for the management and direction of the business and affairs of the corporation, and the general supervision of its officers, employees and agents. He shall have the power to appoint any and all officers, employees and agents of the corporation not required by these by-laws to be elected by the Board of Directors or not otherwise elected by the Board of Directors in its discretion. He shall have the power to accept the resignation of or to discharge any and all officers, employees and agents of the corporation not elected by the Board of Directors. He shall sign all papers and documents to which his signature may be necessary or appropriate and shall have such other powers and duties as shall devolve upon the chief executive officer of a corporation, and such further powers and duties as may be prescribed for him by the Board of Directors.

     SECTION 10. Vice President and Chief Financial Officer.

     The Vice President and Chief Financial Officer shall have responsibility for development and administration of the corporation's financial plans and all financial arrangements, its insurance programs, its cash deposits and shortterm investments, its accounting policies, and its federal and state tax returns. Such officer shall also be responsible for the corporation's internal control procedures and for its relationship with the financial community.

     SECTION 11. Vice President, Law.

     The Vice President, Law shall be the chief legal advisor of the corporation and shall have charge of the management of the legal affairs and litigation of the corporation.

     SECTION 12. Secretary.

     The Secretary shall record the proceedings of the meetings of the stockholders and directors, in one or more books kept for that purpose; see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; have charge of the corporate records and of the seal of the corporation; affix the seal of the corporation or a facsimile thereof, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of the By-Laws; keep a register of the post office address of each stockholder, director or member, sign with the Chairman of the Board or President, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; and in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the President or the Vice President, Law.

     SECTION 13. Treasurer.

     The Treasurer shall have the responsibility for the custody and safekeeping of all funds of the corporation and shall have charge of their collection, receipt and disbursement; shall receive and have authority to sign receipts for all monies paid to the corporation and shall deposit the same in the name and to the credit of the corporation in such banks or depositories as the Board of Directors shall approve; shall endorse for collection on behalf of the corporation all checks, drafts, notes and other obligations payable to the corporation; shall sign or countersign all notes, endorsements, guaranties and acceptances made on behalf of the corporation when and as directed by the Board of Directors; shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may require; shall have the responsibility for the custody and safekeeping of all securities of the corporation; and in general shall have such other powers and perform such other duties as are incident to the office of Treasurer and as from time to time may be prescribed by the Board of Directors or be delegated to him by the Chairman of the Board, the President or the Vice President, Finance.

     SECTION 14. Absence or Disability of Officers.

     In the absence or disability of the Chairman of the Board or the President, the Board of Directors may designate, by resolution, individuals to perform the duties of those absent or disabled. The Board of Directors may also delegate this power to a committee or to a senior corporate officer.

                                  ARTICLE VI.

                   STOCK CERTIFICATES AND TRANSFER THEREOF

     SECTION 1. Stock Certificates.

     Except as otherwise permitted by statute, the Certificate of Incorporation or resolution or resolutions of the Board of Directors, every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares, and the class and series thereof, owned by him in the corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Transfer of Stock.

     Transfer of shares of the capital stock of the corporation shall be made only on the books of the corporation by the holder thereof, or by his attorney there unto duty authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation, and the corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

     SECTION 3. Transfer Agent and Registrar.

     The corporation shall at all times maintain a transfer office or agency in the Borough of Manhattan, The City of New York, in charge of a transfer agent designated by the Board of Directors (who shall have custody, subject to the direction of the Secretary, of the original stock ledger and stock records of the corporation), where the shares of the capital stock of the corporation of each class shall be transferable, and also a registry office in the Borough of Manhattan, The City of New York, other than its transfer office or agency in said city, in charge of a registrar designated by the Board of Directors, where its stock of each class shall be registered. The corporation may, in addition to the said offices, if and whenever the Board of Directors shall so determine, maintain in such place or places as the Board shall determine, one or more additional transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of capital stock of the corporation of any class or classes shall be transferable, and also one or more additional registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock of any class or classes shall be registered. Except as otherwise provided by resolution of the Board of Directors in respect of temporary certificates, no certificates for shares of capital stock of the corporation shall be valid unless countersigned by a transfer agent and registered by a registrant authorized as aforesaid.

     SECTION 4. Additional Regulations.

     The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

     SECTION 5. Lost, Destroyed or Mutilated Certificates.

     The Board of Directors may provide for the issuance of new certificates of stock to replace certificates of stock lost, stolen, mutilated or destroyed, or alleged to be lost, stolen, mutilated or destroyed, upon such terms and in accordance with such procedures as the Board of Directors shall deem proper and prescribe.

     SECTION 6. Record Date.

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                 ARTICLE VII.

                           DIVIDENDS, SURPLUS, ETC.

     Except as otherwise provided by statute or the Certificate of Incorporation, the Board of Directors may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation.

                                 ARTICLE VIII.

                                     SEAL

     The Board of Directors shall adopt a suitable corporate seal which shall be in the form imprinted hereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                  ARTICLE IX.

                                 FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of January of each year.

                                  ARTICLE X.

                               INDEMNIFICATION

     SECTION 1. Right to Indemnification.

     Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators, provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this Section 1, or otherwise.

     SECTION 2. Right of Indemnitee to Bring Suit.

     If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances not an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

     SECTION 3. Nonexclusivity of Rights.

     The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 4. Insurance, Contracts and Funding.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

     SECTION 5. Definition of Director and Officer.

     Any person who is or was serving as a director of a wholly owned subsidiary of the Corporation shall be deemed, for purposes of this Article only, to be a director or officer of the Corporation entitled to indemnification under this Article.

     SECTION 6. Indemnification of Employees and Agents of the Corporation.

     The Corporation may, by action of its Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effects as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                  ARTICLE XI.

                     CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1. Checks, Drafts, Etc.; Loans.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors. No loans shall be contracted on behalf of the corporation unless authorized by the Board of Directors. Such authority may be general or confined to specific circumstances.

     SECTION 2. Deposits.

     All funds of the Corporation shall be deposited, from time to time, to the Credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary or any other officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other order for the payment of money which are payable to the order of the corporation.

ARTICLE XII.

                      NOMINATIONS OF DIRECTOR CANDIDATES

     SECTION 1. General. Nomination of candidates for election as directors of the corporation at any meeting of stockholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting.

     SECTION 2. Nominations by Board of Directors. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting. At the request of the Secretary of the corporation each proposed nominee shall provide the corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the corporation's proxy statement soliciting proxies for his election as a director.

     SECTION 3. Nominations by Stockholders. Not less than 50 days nor more than 75 days prior to the date of the Election Meeting any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the corporation setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the Election Meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such notice shall include a signed consent to serve as a director of the corporation, if elected, of each such nominee. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

     SECTION 4. Substitute Nominees. In the event that a person is validly designated as a nominee in accordance with Section 2 or Section 3 of this
Article XII and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

     SECTION 5. Void Nominations. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

                                 ARTICLE XIII.

                                  AMENDMENTS

     These By-Laws may be altered or repealed and new By-Laws may be made by the affirmative vote, at any meeting of the Board, of a majority of the whole Board of Directors, subject to the rights of the stockholders of the Corporation to amend or repeal By-Laws made or amended by the Board of Directors by the affirmative vote of the holders of record of a majority in number of shares of the outstanding stock of the Corporation present or represented at any meeting of the stockholders and entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.